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                               BBN CORPORATION

                                EXHIBIT 11.1
                 COMPUTATION OF NET INCOME (LOSS) PER SHARE

(000's except per-share data)

                                                Three Months Ended
                                -------------------------------------------
                                   March 31, 1996         March 31, 1995
                                --------------------   --------------------
                                             Fully                  Fully
                                 Primary    Diluted     Primary    Diluted
                                ---------  ---------   ---------  ---------
Weighted average
     shares outstanding           17,802     17,802      17,192     17,192

Incremental shares from use
     of treasury stock method
     for stock options               (a)        (a)         926      1,071
                                ---------  ---------   ---------  ---------

Shares used in per-share
     calculations                 17,802     17,802      18,118     18,263
                                =========  =========   =========  =========
Net income (loss)               $(29,141)  $(29,141)   $ 74,467   $ 74,467
                                =========  =========   =========  =========
Net income (loss) per share     $  (1.64)  $  (1.64)   $   4.11   $   4.08
                                =========  =========   =========  =========


                                              Nine Months Ended
                                 -------------------------------------------
                                    March 31, 1996         March 31, 1995
                                 --------------------   --------------------
                                              Fully                  Fully
                                  Primary    Diluted     Primary    Diluted
                                 ---------  ---------   ---------  ---------
Weighted average
     shares outstanding            17,670     17,670      16,873     16,873

Incremental shares from use
     of treasury stock method
     for stock options                (a)        (a)         991      1,221
                                 ---------  ---------   ---------  ---------

Shares used in per-share
     calculations                  17,670     17,670      17,864     18,094
                                 =========  =========   =========  =========

Net income (loss)                $(45,682)  $(45,682)   $(70,734)  $(70,734)
                                 =========  =========   =========  =========

Net income (loss) per share      $  (2.59)  $  (2.59)   $   3.96   $   3.91
                                 =========  =========   =========  =========


(a) Incremental shares were not used as their effect would be antidilutive.
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